Exhibit 10.2

Cheche Technology Inc.

2019 EQUITY INCENTIVE PLAN

(Assumed by Cheche Group Inc. upon business combination with Prime Impact Acquisition I)

1.	Purpose.

The purpose of the Plan is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and thereby better aligning the interests of such persons with those of the Company’s shareholders. Capitalized terms used in the Plan are defined in Section 11 below.

On January 18, 2019, Beijing Cheche Technology Co., Ltd. (“Beijing Cheche Technology”) underwent a restructuring, pursuant to which (among other things) the Company was established (the “Restructuring”), and the Company is the successor in interest to Beijing Cheche Technology. Prior to the Restructuring, Beijing Cheche Technology issued options and restricted shares under the Prior Plan (collectively, the “Pre-Restructuring Awards”). In connection with and a result of the Restructuring, effective as of the Effective Date, each Pre-Restructuring Award outstanding as of immediately prior to the Effective Date shall automatically convert into an Award under the Plan, with each such Award covering a number of Shares equal to the number of shares of Beijing Cheche Technology subject to the corresponding Pre-Restructuring Award as of immediately prior to the Effective Time (each such converted Award, a “Converted Award”).

2.	Eligibility.

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3.	Administration and Delegation.

(a) Administration. The Plan will be administered by the Administrator. The Administrator shall have authority to determine which Service Providers will receive Awards, to grant Awards and to set all terms and conditions of Awards (including, but not limited to, vesting, exercise and forfeiture provisions). In addition, the Administrator shall have the authority to take all actions and make all determinations contemplated by the Plan and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Administrator may correct any defect or ambiguity, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem necessary or appropriate to carry the Plan and any Awards into effect, as determined by the Administrator. The Administrator shall make all determinations under the Plan in the Administrator’s sole discretion and all such determinations shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by Applicable Laws, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may rescind such delegation at any time and re-vest in itself any previously delegated authority.

4.	Shares Available for Awards.

(a) Number of Shares. Subject to adjustment under Section 8 hereof, Awards may be made under the Plan covering up to 133,750,000 Shares (the “Share Limit”). For clarity, as of the Effective Date, the Share Limit shall automatically be reduced by the aggregate number of Shares subject to Converted Awards. If any Award expires or lapses or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of Shares subject to such Award being repurchased by the Company at or below the original issuance price), in any case in a manner that results in any Shares covered by such Award not being issued or being so reacquired by the Company, the unused Shares covered by such Award shall again be available for the grant of Awards under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) shall be added to the number of Shares available for the grant of Awards under the Plan. However, in the case of Incentive Options, the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, shares purchased on the open market or treasury shares.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or shares of an entity, the Administrator may grant Awards in substitution for any options or other share or share-based awards granted prior to such merger or consolidation by such entity or an affiliate thereof (“Substitute Awards”). Substitute Awards may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall Share Limit set forth in Section 4(a) hereof, except as may be required by reason of Section 422 of the Code.

5.	Options.

(a) General. The Administrator may grant Options to any Service Provider, subject to the limitations on Incentive Options described below. The Administrator shall determine the number of Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to Applicable Laws, as it considers necessary or advisable.

(b) Incentive Options. The Administrator may grant Options intended to qualify as Incentive Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Options under the Code. All Options intended to qualify as Incentive Options shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Participant, or any other party, (i) if an Option (or any part thereof) which is intended to qualify as an Incentive Option fails to qualify as an Incentive Option or (ii) for any action or omission by the Administrator that causes an Option not to qualify as an Incentive Option, including without limitation, the conversion of an Incentive Option to a Non-Qualified Option or the grant of an Option intended as an Incentive Option that fails to satisfy the requirements under the Code applicable to an Incentive Option. Any Option that is intended to qualify as an Incentive Option, but fails to so qualify for any reason, including without limitation, the portion of any Option becoming exercisable in excess of the $100,000 limitation described in Treasury Regulation Section 1.422-4, shall be treated as a Non-Qualified Option for all purposes.

(c) Exercise Price. The Administrator shall establish the exercise price of each Option and specify the exercise price in the applicable Award Agreement. Except with respect to Participants who are non-United States nationals, are employed or subject to tax laws outside the United States and are not subject to Section 409A of the Code, the exercise price shall be not less than 100% of the Fair Market Value of the Shares underlying the Option on the date the Option is granted. In the case of an Incentive Option granted to an employee who, at the time of grant of the Option, owns (or is treated as owning under Section 424 of the Code) shares representing more than 10% of the voting power of all classes of shares of the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Sections 424(e) or 424(f) of the Code, respectively), the per share exercise price shall be no less than 110% of the Fair Market Value on the date the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable Award Agreement, provided that the term of any Option shall not exceed ten years. In the case of an Incentive Option granted to an employee who, at the time of grant of the Option, owns (or is treated as owning under Section 424 of the Code) shares representing more than 10% of the voting power of all classes of shares of the Company (or a “parent corporation” or “subsidiary corporation” thereof within the meaning of Sections 424(e) or 424(f) of the Code, respectively), the term of the Option shall not exceed five years.

(e) Exercise of Option; Notification of Disposition. In order to exercise Options, there must be delivered to the Company a written notice of exercise, in a form approved by the Administrator (which may be an electronic form), signed by the person authorized to exercise the Option and containing such person’s address, together with payment in full (i) as specified in Section 5(f) hereof for the number of Shares for which the Option is exercised and (ii) as specified in Section 9(e) hereof for any applicable withholding taxes. Following a valid exercise of an Option in accordance with the foregoing, the Company shall enter the person authorized to exercise the Option on the Register of Members as the registered holder of the applicable Shares. Unless otherwise determined by the Administrator, an Option may not be exercised for a fraction of a Share. If an Option is designated as an Incentive Option, the Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired from the Option if such disposition or transfer is made (i) within two years from the grant date with respect to such Option or (ii) within one year after the transfer of such shares to the Participant (other than any such disposition made in connection with a Change in Control). Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

(f) Payment Upon Exercise. Shares issued or purchased upon the exercise of an Option granted under the Plan shall be paid for in cash or by check, payable to the order of the Company, or, to the extent permitted by the Administrator, by:

(i) (A) delivery of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(ii) delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (A) such method of payment is then permitted under Applicable Laws, (B) such Shares, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Company at any time, and (C) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(iii) surrendering Shares then issuable upon exercise of the Option valued at their Fair Market Value on the date of exercise;

(iv) delivery of a promissory note of the Participant to the Company on terms determined by the Administrator;

(v) delivery of property of any other kind which constitutes good and valuable consideration as determined by the Administrator;

(vi) payment to the Company of any other consideration (whether cash or non-cash) as may be permitted by Applicable Laws; or

(vii) any combination of the above permitted forms of payment (including cash or check).

(g) Early Exercise of Options. Subject to Applicable Laws and the Company’s Memorandum and Articles, the Administrator may provide in the terms of an Award Agreement that the Service Provider may exercise an Option in whole or in part prior to the full vesting of the Shares subject to the Option in exchange for Restricted Shares with respect to any unvested portion of the Option so exercised. Restricted Shares acquired upon the exercise of any unvested portion of an Option shall be subject to such terms and conditions as the Administrator shall determine.

6.	Restricted Shares; Restricted Share Units.

(a) General.  The Administrator may grant Restricted Shares, or the right to purchase Restricted Shares, to any Service Provider, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares if issued at no cost) in the event that conditions specified by the Administrator in the applicable Award Agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Administrator for such Award. In addition, the Administrator may grant to Service Providers Restricted Share Units, which may be subject to vesting and forfeiture conditions during applicable restriction period or periods, as set forth in an applicable Award Agreement.

(b) Terms and Conditions for All Restricted Shares and Restricted Share Unit Awards. The Administrator shall determine and set forth in the applicable Award Agreement the terms and conditions applicable to each Restricted Shares and Restricted Share Unit Award, including the conditions for vesting and repurchase or redemption (or forfeiture) and the issue price, in each case, if any.

(c) Additional Provisions Relating to Restricted Shares.

(i) Dividends.  Participants holding shares of Restricted Shares will be entitled to all ordinary cash dividends paid with respect to such Shares to the extent such dividends have a record date that is on or after the date on which the Participant to whom such Shares are issued becomes registered as the holder of such Shares on the Register of Members, unless otherwise provided by the Administrator in the applicable Award Agreement. In addition, unless otherwise provided by the Administrator, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Shares or property other than an ordinary cash dividend, the shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid. Each dividend payment will be made as provided in the applicable Award Agreement, but (with respect to dividends payable to Participants who are United States taxpayers) in no event later than the end of the calendar year in which the dividends are paid to shareholders of that class of shares or, if later, the 15th day of the third month following the later of (A) the date the dividends are paid to shareholders of that class of shares, and (B) the date the dividends are no longer subject to forfeiture.

(d) Additional Provisions Relating to Restricted Share Units.

(i) Settlement.  Upon the vesting of a Restricted Share Unit, the Participant shall be entitled to receive from the Company one Share or an amount of cash or other property equal to the Fair Market Value of one Share on the settlement date, as the Administrator shall determine and as provided in the applicable Award Agreement. The Administrator may provide that settlement of Restricted Share Units shall occur upon or as soon as reasonably practicable after the vesting of the Restricted Share Units or shall instead be deferred, on a mandatory basis or at the election of the Participant, provided that any deferral with respect to a Participant who us a United States taxpayer complies with Section 409A.

(ii) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Share Units unless and until shares are delivered in settlement thereof.

(iii) Dividend Equivalents. To the extent provided by the Administrator, a grant of Restricted Share Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or Shares and may be subject to the same restrictions on transfer and forfeitability as the Restricted Share Units with respect to which the Dividend Equivalents are paid, as determined by the Administrator, subject, in each case, to such terms and conditions as the Administrator shall establish and set forth in the applicable Award Agreement.

7.	Other Share-Based Awards.

Other Share-Based Awards may be granted hereunder to Participants, including, without limitation, Awards entitling Participants to receive Shares to be delivered in the future. Such Other Share-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments and/or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share-Based Awards may be paid in Shares, cash or other property, as the Administrator shall determine. Subject to the provisions of the Plan, the Administrator shall determine the terms and conditions of each Other Share-Based Award, including any purchase price, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement.

8.	Adjustments for Changes in Shares and Certain Other Events.

(a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Shares such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator may, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of Shares (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of Shares which may be issued);

(ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards;

(iii) the grant or exercise price with respect to any Award; and

(iv) the terms and conditions of any Awards (including, without limitation, any applicable financial or other performance “targets” specified in an Award Agreement).

(b) In the event of any transaction or event described in Section 8(a) hereof (including without limitation any Change in Control) or any unusual or nonrecurring transaction or event affecting the Company or the financial statements of the Company, or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(i) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the vested portion of such Award may be terminated without payment;

(ii) To provide that such Award shall vest and, to the extent applicable, become exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(v) To replace such Award with other rights or property selected by the Administrator; and/or

(vi) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

Without limiting the foregoing, the Administrator may require a Participant to execute a release of claims, in a form prescribed by the Company, as a condition to the Participant’s receipt of payment in connection with a Change in Control for or in respect of any Award granted or issued under the Plan.

(c) Notwithstanding the provisions of Section 8(b) above, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then immediately prior to the Change in Control such Awards shall become fully vested (and accordingly, the applicable Shares have been registered in the name of the Participant in the Register of Members), exercisable and/or payable, as applicable, and all forfeiture, redemption, repurchase and other restrictions provided for under this Plan or the applicable Award Agreement on such Awards shall lapse, in which case, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Shares (A) which may be on such terms and conditions as apply generally to holders of Shares under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (B) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

(d) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to Participants, and/or the making of a cash payment to Participants, as the Administrator deems appropriate to reflect such Equity Restructuring. The adjustments provided under this Section 8(d) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company; provided that whether an adjustment is equitable shall be determined by the Administrator.

(e) In the event of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the price of the Shares, including any Equity Restructuring, for reasons of administrative convenience the Administrator may refuse to permit the exercise of any Award during a period of up to thirty days prior to the consummation of any such transaction.

(f) Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other company or corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award. The existence of the Plan, any Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including without limitation, securities with rights superior to those of the Share or which are convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

9.	General Provisions Applicable to Awards.

(a) Transferability. Except as the Administrator may otherwise determine or provide in an Award Agreement or otherwise, and in any case in accordance with Applicable Laws, Awards shall not be sold, assigned, transferred, mortgaged, charged, pledged or otherwise encumbered by the person to whom such Awards are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. Except as the Administrator may otherwise determine or provide in an Award Agreement or otherwise, and in any case in accordance with Applicable Laws, Shares acquired by a Participant in connection with Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom such Shares are issued, either voluntarily or by operation of law, except as may be expressly permitted under the terms of the Company’s Memorandum and Articles, any shareholders’ agreement and/or other governing documents applicable to the Shares. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in an Award Agreement, which may be in such form (written, electronic or otherwise) as the Administrator shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d) Termination of Service. The Administrator shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status (including any Termination of Service) and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Administrator may otherwise determine, all such payments shall be made in cash or by certified check. Notwithstanding the foregoing, to the extent permitted by the Administrator, Participants may satisfy such tax obligations in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by Applicable Laws, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Option to a Non-Qualified Option. The Participant’s consent to such action shall be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is permitted under Section 8 and 10(f) hereof.

(g) Conditions on Delivery of Shares. The Company will not be obligated to issue any Shares pursuant to the Plan or to remove restrictions from Shares previously issued under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and any applicable securities exchange or securities market rules and regulations, (iii) if so requested by the Company, the Participant has entered into a shareholders’ agreement applicable to the Shares (if any), and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy the requirements of any Applicable Laws. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by the Administrator to be necessary to the lawful issuance and sale of any securities hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(h) Acceleration. The Administrator may at any time provide that any Award shall become immediately vested and/or exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.	Miscellaneous.

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an applicable Award Agreement.

(b) No Rights As Shareholder; Certificates. Subject to the provisions of the applicable Award Agreement, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any Shares to be distributed with respect to an Award until becoming the registered holder of such Shares on the Register of Members. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Laws, the Company shall not be required to issue or deliver to any Participant certificates evidencing Shares issued in connection with any Award, it being noted that such Shares shall be issued to the Participant by the Participant being registered on the Register of Members as the registered holder of such Shares. The Company may place legends on certificates evidencing Shares issued under the Plan deemed necessary or appropriate by the Administrator in order to comply with Applicable Laws.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s shareholders, but Awards previously granted may extend beyond that date in accordance with the terms of the Plan.

(d) Amendment of Plan. The Administrator may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, except as otherwise provided in Section 10(f) hereof, no amendment of the Plan shall materially and adversely affect any Award outstanding at the time of such amendment without the consent of the affected Participant. Awards outstanding under the Plan at the time of any suspension or termination of the Plan shall continue to be governed in accordance with the terms of the Plan and the applicable Award Agreement, as in effect prior to such suspension or termination. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(e) Provisions for Non-United States Participants. The Administrator may modify Awards granted to Participants who are not United States nationals or who are employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such jurisdictions outside the United States with respect to tax, securities, currency, employee benefit or other matters.

(f) Section 409A.

(i) General. The Company intends that all Awards granted or issued to Participants who are United States taxpayers be structured in compliance with, or to satisfy an exemption from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply in connection with any Awards. Notwithstanding anything herein or in any Award Agreement to the contrary, the Administrator may, without a Participant’s prior consent, amend this Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to preserve the intended tax treatment of Awards under the Plan, including without limitation, any such actions intended to (A) exempt this Plan and/or any Award from the application of Section 409A, and/or (B) comply with the requirements of Section 409A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of grant of any Award. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 10(f) or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

(ii) Separation from Service. With respect to any Award that constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award that is to be made upon a termination of a Participant’s Service Provider relationship shall, to the extent necessary to avoid the imposition of taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or subsequent to the termination of the Participant’s Service Provider relationship. For purposes of any such provision of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(iii) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” that are otherwise required to be made under an Award to a “specified employee” (as defined under Section 409A and determined by the Administrator) as a result of his or her “separation from service” shall, to the extent necessary to avoid the imposition of taxes under Code Section 409A(a)(2)(B)(i), be delayed until the expiration of the six-month period immediately following such “separation from service” (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award that are, by their terms, payable more than six months following the Participant’s “separation from service” shall be paid at the time or times such payments are otherwise scheduled to be made.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a Director, officer, other Employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as an Administrator, director, officer, other employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be granted or delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(h) Lock-Up Period. The Company may, at the request of any representative of the underwriters or otherwise, in connection with any registration of the offering of any securities of the Company under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other securities of the Company during a period of up to twelve months following the effective date of a registration statement of the Company filed under the Securities Act.

(i) Right of First Refusal.

(i) Before any Shares held by a Participant or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”, with the terms “Transferred” and “Transferable” having correlative meanings), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares proposed to be Transferred on the terms and conditions set forth in this Section 10(i) (the “Right of First Refusal”). In the event that the Company’s Memorandum and Articles, shareholders’ agreement and/or other governing documents applicable to the Shares contain a right of first refusal with respect to the Shares, such right of first refusal shall apply to the Shares to the extent such provisions are more restrictive than the Right of First Refusal set forth in this Section 10(i) and the Right of First Refusal set forth in this Section 10(i) shall not in any way restrict the operation of the Company’s Memorandum and Articles or the operation of any applicable shareholders’ agreement.

(ii) In the event any Holder desires to Transfer any Shares, the Holder shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise Transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Shares to be Transferred to each Proposed Transferee; and (D) the price for which the Holder proposes to Transfer the Shares (the “Offered Price”), and the Holder shall offer such Shares at the Offered Price to the Company or its assignee(s).

(iii) Within twenty-five days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees by delivery of a written exercise notice to the Holder (a “Company Notice”). The purchase price (“Purchase Price”) for the Shares repurchased under this Section 10(i) shall be the Offered Price.

(iv) Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check or wire transfer), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof, within five days after delivery of the Company Notice or in the manner and at the times mutually agreed to by the Company and the Holder. Should the Offered Price specified in the Notice be payable in property other than cash, the Company or its assignee shall have the right to pay the Purchase Price in the form of cash equal in amount to the value of such property, as determined by the Administrator.

(v) If all or a portion of the Shares proposed in the Notice to be Transferred are not purchased by the Company and/or its assignee(s) as provided in this Section 10(i), then the Holder may sell or otherwise Transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price; provided that such sale or other Transfer is consummated within sixty days after the date of the Notice; and provided, further, that any such sale or other Transfer is effected in accordance with the Memorandum and Articles and any Applicable Laws and the Proposed Transferee agrees in writing that the provisions of this Plan and the applicable Award Agreement and any other applicable agreements governing the Shares to be Transferred shall continue to apply to the Shares when registered in the Register of Members in the name of such Proposed Transferee. If the Shares described in the Notice are not Transferred to the Proposed Transferee within such sixty-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal, as provided herein, before any Shares held by the Holder may be sold or otherwise Transferred.

(vi) Anything to the contrary contained in this Section 10(i) notwithstanding and to the extent permitted by the Administrator, the Transfer of any or all of the Shares during a Participant’s lifetime or upon a Participant’s death by will or intestacy to the Participant’s Immediate Family or a trust for the benefit of the Participant’s Immediate Family shall be exempt from the Right of First Refusal. As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted). In such case, the transferee or other recipient shall receive and hold the Shares so Transferred subject to the provisions of this Plan (including the Right of First Refusal), the applicable Award Agreement and any other applicable agreements governing the Shares to be Transferred, and there shall be no further Transfer of such Shares except in accordance with the terms of this Section 10(i) (or otherwise as expressly provided under the Plan).

(vii) The Right of First Refusal shall terminate as to all Shares if the Company becomes a Publicly Listed Company upon such occurrence.

(j) Take-Along Rights.

(i) If the Administrator shall deliver a notice to any Holder stating that the Board has approved a sale of all or a portion of the Company (an “Approved Sale”) and specifying the name and address of the proposed parties to such transaction and the consideration payable in connection therewith, the Holder shall (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter’s rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of securities, agree to sell Holder’s Shares on the terms and conditions of the Approved Sale, which terms and conditions shall treat all holders of Shares equally (on a pro rata basis). The Holder will take all necessary and desirable lawful actions as directed by the Company in connection with the consummation of any Approved Sale, including without limitation, the execution of such agreements and such instruments (including, without limitation an instrument of transfer in respect of Shares) and other actions reasonably necessary to (A) provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements relating to such Approved Sale and, (B) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale, provided, that the Holder shall not be required to indemnify the acquirer in any Approved Sale for breaches of the representations, warranties or covenants of the Company or any other shareholder, except to the extent that (x) the Holder is not required to incur more than its pro rata share of such indemnity obligation (based on the total consideration to be received by all shareholders that are similarly situated and hold the same class or series of shares) and (y) such indemnity obligation is provided for and limited to a post-closing escrow or holdback arrangement of cash or shares paid in connection with the Approved Sale. The rights described in this Section 10(j) are referred to as the “Take-Along Rights”. In the event that the Company’s Memorandum and Articles, shareholders’ agreement and/or other governing documents applicable to the Shares contain take-along rights with respect to the Shares, such take-along rights shall apply to the Shares to the extent such provisions are more restrictive than the Take-Along Rights set forth in this Section 10(j) and the Take-Along Rights set forth in this Section 10(j) shall not in any way restrict the operation of the Company’s Memorandum and Articles, shareholders’ agreement and/or other governing documents.

(ii) The Holder will bear such Holder’s pro rata share (based upon the amount of consideration to be received) of the reasonable costs of any sale of Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling shareholders of the Company and are not otherwise paid by the Company or the acquiring party. Costs incurred by the Holder on the Holder’s own behalf will not be considered costs of the transaction hereunder.

(iii) To the extent one or more share certificates has previously been delivered to the Holder, then the Holder shall, at the consummation of the Approved Sale, deliver to the Company the certificate(s) representing the Shares subject to the Company’s exercise of its Take-Along Rights, each certificate to be properly endorsed for transfer. In no event will any failure by the Holder to comply with this requirement affect the right of the Company to participate in any proposed transaction.

(iv) The Take-Along Rights shall terminate as to all Shares on the date on which the Company becomes a Publicly Listed Company.

(k) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10(k) by and among, as applicable, the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its subsidiaries and affiliates may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its subsidiaries and affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its subsidiaries and affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its subsidiaries and affiliates may each further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Award(s) if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(l) Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

(m) Governing Documents. In the event of any contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any subsidiary of the Company that has been approved by the Administrator, the terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply.

(n) Submission to Jurisdiction; Waiver of Jury Trial. By accepting an Award, each Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting an Award, each Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of Plan or Award hereunder in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting an Award, each Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or any Award hereunder.

(o) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Cayman Islands, without regard to any otherwise governing principles of conflicts of law.

(p) Restrictions on Shares; Claw-back Provisions. Shares acquired in respect of Awards shall be subject to such terms and conditions as the Administrator shall determine, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in the applicable Award Agreement or in an exercise notice, shareholders’ agreement or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such Shares shall be conditioned on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

(q) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(r) Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the United States Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and all Awards granted hereunder shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and all Award Agreements shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

11. Definitions. As used in the Plan, the following words and phrases shall have the following meanings:

(a) “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(b) “Applicable Laws” means the requirements relating to the administration of equity incentive plans under Cayman Islands securities, tax and other applicable laws, rules and regulations, the applicable rules of any securities exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of the United States and any other country or other jurisdiction where Awards are granted or issued under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Shares, Restricted Share Units or Other Share-Based Awards.

(d) “Award Agreement” means a written agreement evidencing an Award, which agreements may be in electronic medium and shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with and subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause,” with respect to a Participant, means “Cause” (or any term of similar effect) as defined in such Participant’s employment agreement (or similar agreement) with the Company if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then Cause shall include, but not be limited to: (i) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any material breach of a written agreement between the Participant and the Company, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) the Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); (iii) the Participant’s negligence or willful misconduct in the performance of the Participant’s duties or the Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company; or (v) any acts, omissions or statements by a Participant which the Company determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company.

(g) “Change in Control” means (i) a merger or consolidation of the Company with or into any other company, corporation or other entity or person, (ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, or (iii) any other transaction, including the sale by the Company of new shares or a transfer of existing shares of the Company, the result of which is that a third party that is not an affiliate of the Company or its shareholders (or a group of third parties not affiliated with the Company or its shareholders) immediately prior to such transaction acquires or holds shares of the Company representing a majority of the Company’s outstanding voting power immediately following such transaction; provided that the following events shall not constitute a “Change in Control”: (A) a transaction (other than a sale of all or substantially all of the Company’s assets) in which the holders of the voting securities of the Company immediately prior to the merger or consolidation hold, directly or indirectly, at least a majority of the voting securities in the successor company, corporation or its parent immediately after the merger or consolidation; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all of the Company’s assets to an affiliate of the Company; (C) an initial public offering of any of the Company’s securities; (D) a reincorporation of the Company solely to change its jurisdiction; or (E) a transaction undertaken for the primary purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction. Notwithstanding the foregoing, if a Change in Control would give rise to a payment or settlement event with respect to any Award that constitutes “nonqualified deferred compensation,” the transaction or event constituting the Change in Control must also constitute a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) in order to give rise to the payment or settlement event for such Award, to the extent required by Section 409A.

(h) “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(i) “Committee” means one or more committees or subcommittees of the Board, which may be comprised of one or more Directors and/or executive officers of the Company, in either case, to the extent permitted in accordance with Applicable Laws.

(j) “Company” means Cheche Technology Inc., a Cayman Islands exempted company, or any successor thereto. Except where the context otherwise requires, the term “Company” includes any of the Company’s present or future parent or subsidiary companies or corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Administrator.

(k) “Consultant” means any person, including any advisor, engaged by the Company or a parent or subsidiary of the Company to render services to such entity if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person, or such other advisor or consultant as is approved by the Administrator.

(l) “Designated Beneficiary” means the beneficiary or beneficiaries designated, in a manner determined by the Administrator, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or incapacity In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(m) “Director” means a member of the Board from time to time.

(n) “Disability” means, with respect to any Participant, that such Participant is “totally and permanently disabled” within the meaning of Section 22(e)(3) of the Code.

(o) “Dividend Equivalents” means a right granted to a Participant pursuant to Section 6(d)(iii) hereof to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

(p) “Employee” means any person, including officers and Directors, employed by the Company or any parent or subsidiary of the Company.

(q) “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price Shares (or other securities of the Company) and causes a change in the per Share value of the Shares underlying outstanding Awards.

(r) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established securities exchange, its Fair Market Value shall be the closing sales price for such Shares as quoted on such exchange for such date, or if no sale occurred on such date, the first market trading day immediately prior to such date during which a sale occurred, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Shares are not traded on a securities exchange but are quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the Shares, the Fair Market Value thereof shall be determined by the Administrator in its sole discretion.

(t) “Incentive Option” means an “incentive stock option” as defined in Section 422 of the Code.

(u) “Memorandum and Articles” means the memorandum and articles of association of the Company as filed with the Registrar of Companies in the Cayman Islands, as the same may be amended and/or amended and restated from time to time.

(v) “Non-Qualified Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Option.

(w) “Option” means an option to purchase Shares.

(x) “Other Share-Based Awards” means other Awards of Shares, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property.

(y) “Participant” means a Service Provider who has been granted an Award under the Plan.

(z) “Plan” means this 2019 Cheche Technology Inc. Equity Incentive Plan.

(aa) “Prior Plan” means the Beijing Cheche Technology Co., LTD Share Incentive Plan.

(bb) “Publicly Listed Company” means that the Company or its successor (i) is required to file periodic reports pursuant to Section 12 of the Exchange Act and (ii) the Shares are listed on one or more National Securities Exchanges (within the meaning of the Exchange Act) or is quoted on NASDAQ or the New York Stock Exchange or, in each case, a successor quotation system.

(cc) “Register of Members” means the register of members of the Company kept by the Company for the purposes of section 40 of the Cayman Islands Companies Act (Revised).

(dd) “Restricted Shares” means Shares awarded to a Participant pursuant to Section 6 hereof that is subject to certain vesting conditions and other restrictions.

(ee) “Restricted Share Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator equal to the value thereof as of such payment date, which right may be subject to certain vesting conditions and other restrictions.

(ff) “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(gg) “Securities Act” means the United States Securities Act of 1933, as amended from time to time.

(hh) “Service Provider” means an Employee, Consultant or Director.

(ii) “Shares” means ordinary shares of the Company of a par value of US$0.00001 each.

(jj) “Termination of Service” means the date the Participant ceases to be a Service Provider.

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Cheche Technology Inc.

2019 EQUITY INCENTIVE PLAN

CALIFORNIA SUPPLEMENT

This supplement is intended to satisfy the requirements of Section 25102(o) of the California Corporations Code and the regulations issued thereunder (“Section 25102(o)”). Notwithstanding anything to the contrary contained in the Plan and except as otherwise determined by the Administrator, the provisions set forth in this supplement shall apply to all Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) and which are intended to be exempt from registration in California pursuant to Section 25102(o), and otherwise to the extent required to comply with Applicable Law (but only to such extent). Definitions in the Plan are applicable to this supplement.

1. Limitation On Securities Issuable Under Plan. The amount of securities issued pursuant to the Plan shall not exceed the amounts permitted under Section 260.140.45 of the California code of regulations to the extent applicable.

2. Additional Limitations For Grants. The terms of all Awards shall comply, to the extent applicable, with Section 260.140.41 and 260.140.42 of the California code of regulations.

3. Additional Requirement To Provide Information To California Participants. The Company shall provide to each California Participant, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key persons whose duties in connection with the Company assure their access to equivalent information. In addition, this information requirement shall not apply to any plan or agreement that complies with all conditions of Rule 701 of the Securities Act of 1933, as amended; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

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